EXHIBIT 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of ALTANA Aktiengesellschaft of our report dated March 4, 2005 relating to the financial statements, which appears in the Annual Report on Form 20-F of ALTANA Aktiengesellschaft. We also consent to the reference to us under the heading “Experts” in such Registration Statement.
September 23, 2005
PricewaterhouseCoopers
Aktiengesellschaft
Wirtschaftsprüfungsgesellschaft
Frankfurt am Main

/s/ Armin Slotta	/s/ Klaus Höfer
[German Public Auditor]	[German Public Auditor]